EXHIBIT 5.1

                             AQJ/B1227/31730/LEXS          6 June 2005

                             0207 006 2685

Gracechurch Card Funding (No. 8) PLC
1 Churchill Place
London E14 5HP
United Kingdom

Ladies and Gentlemen

RE: GRACECHURCH CARD FUNDING (NO. 8) PLC

We have acted as special outside counsel of Gracechurch Card Funding (No. 8) PLC (the "SELLER") and have examined the Registration Statement on Form F-1 (Registration No. 333-125212-02) (the "REGISTRATION STATEMENT") filed by the Seller with the Securities and Exchange Commission (the "COMMISSION") with respect to the issuance by the Seller of a series of its Floating Rate Asset Backed Class A1 Notes, its Fixed Rate Asset Backed Class A2 Notes, its Floating Rate Asset Backed Class B Notes and its Floating Rate Asset Backed Class C Notes, Series 05-1 (the Class A1 Notes, Class A2 Notes, Class B Notes and the Class C Notes, together the "NOTES"). The Notes to be issued by the Seller are constituted pursuant to the Trust Deed (the "TRUST DEED"), a form of which is attached to the Registration Statement as Exhibit 4.4. Terms used herein and not defined herein shall have the meaning set forth in the Trust Deed. We are familiar with the proceedings to date with respect to the proposed offering and sale to the public of the Notes and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion. Based on the foregoing, it is our opinion that when:

1. the Trust Deed pertaining to the Notes shall have been duly executed and delivered by the parties thereto,

2. the Notes shall have been duly executed by the Seller and authenticated by the Note Trustee in accordance with the Trust Deed and delivered by the Seller, in the case of the Class A1 Notes, the Class A2 Notes, the Class B Notes and the Class C Notes, in accordance with the Underwriting Agreement (the "UNDERWRITING AGREEMENT"), a form of which is attached to the Registration Statement as Exhibit 1.1,

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3.     the Seller shall have received the agreed purchase price for the Notes in accordance with the Underwriting Agreement, and

4. the Registration Statement shall have been declared effective by the Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT")

5. The Notes will be legally issued, fully paid and non-assessable, and will be entitled to the benefits of the Trust Deed.

6. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the Prospectus which forms a part of the Registration Statement, and to the filing of this consent as an exhibit to the Registration Statement. In giving such consent, we do not consider that we are in the category of persons whose consent is required under
       Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Yours sincerely

CLIFFORD CHANCE LIMITED LIABILITY PARTNERSHIP

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